CIF Core Plus Bond Fund
       Transactions Effected Pursuant to Rule 10f-3


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

Subadvisor:  BlackRock

Name of Security:                                                Standard Pacific Corp 7.75%  3/15/13

Registration under Securities Act of                                              Yes
1933  [10f-3(b)(1)(i)]

Time of Acquisition [10f-3(b)(2)]
-  Date Acquired                                                                3/4/03
-  Date First Offered                                                           3/4/03
                                                                               10/25/02
Reasonableness of Spread [10f-3(b)(6)]
-  Offering Price Per Unit                                                       99.14
-  Amount of Spread:  Gross Spread                                               1.00%
                                   Selling Concession
-  Spread                                                                        3.88%

Issuer in Continuous Operation at                                                 Yes
Least Three Years?  [10f-3(b)(4)]

Amount Purchased by Fund and all associated Funds of the Subadviser [10f-3(b)(7)]
-  Total Units Offered                                                      125,000,000.00
-  Purchase Price per Unit                                                       99.14

-  Total Units Purchased by Fund                                                20,000
-  Total Purchase Price by Fund                                                 $19,628
-  Percentage of Offering Purchased by Fund                                      0.02%

-  Total Units Purchased - all Funds                                           5,000,000
-  Total Purchase Price by Fund - all Funds                                   $4,957,050
-  Percentage of Offering Purchased - all Funds                                  4.00%

-  Any Shares Purchased by Other Funds in family?                                 No


Percentage of Fund Assets Invested                                               0.03%
  [10f-3(b)(7)]


From Whom Purchased [10f-3(b)(8)]
-  Selling Dealer(s)                                                 Citigroup Global Markets Inc.









-  Syndicate Manager(s)                                          Lead:  Citigroup Global Markets Inc.
                                                                Co Managers:  Banc One Capital Markets
                                                                             Comerica Bank
                                                                           Fleet Securities
                                                                          PNC Capital Markets





-  Affiliated Broker / Dealer                                             PNC Capital Markets
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